EX-99

                               [REX STORES LOGO]


NEWS ANNOUNCEMENT                                          FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:
Douglas Bruggeman                            Joseph N. Jaffoni/David Collins
Chief Financial Officer                      Jaffoni & Collins Incorporated
937/276-3931                                 212/835-8500 or rsc@jcir.com

                 REX STORES REPORTS FISCAL FIRST QUARTER DILUTED
           EARNINGS PER SHARE OF $0.64 VERSUS $0.13 IN THE PRIOR YEAR

      - PRIOR SHARE REPURCHASE AUTHORIZATION EXPANDED TO 1,000,000 SHARES -

Dayton, Ohio (June 5, 2007) -- REX Stores Corporation (NYSE:RSC) today announced financial results for the three month period ended April 30, 2007 (the Company's 2007 fiscal year).

Net income in the fiscal 2007 first quarter ended April 30, 2007 was $7.5 million, or $0.64 per diluted share, compared with net income of $1.5 million, or $0.13 per diluted share, in the first quarter of fiscal 2006. For the quarter ended April 30, 2007, income from continuing operations, net of taxes was $6.0 million, or $0.51 per diluted share, compared with income from continuing operations, net of taxes of $1.2 million, or $0.10 per diluted share in the same period a year ago. Per share results are based on 11,799,000 and 11,543,000 diluted weighted average shares outstanding for the quarters ended April 30, 2007 and April 30, 2006, respectively.

Net sales and revenue in the fiscal 2007 first quarter were $57.9 million compared with $66.0 million in the fiscal 2006 first quarter. Comparable store sales for the quarter ended April 30, 2007 declined 10.0%. Gross profit margin on net sales and revenue rose to 30.3% in the fiscal 2007 first quarter from 27.7% in the comparable year ago period. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.

REX recorded a total of $7.8 million of income from synthetic fuel limited partnership investments, and equity in unconsolidated affiliates in the quarter ended April 30, 2007 of which approximately $6.7 million was income from synthetic fuel limited partnership investments. In the fiscal 2006 first quarter, REX recorded approximately $2.1 million of income from these sources all of which was derived from synthetic fuel limited partnership investments.


                                     -more-

REX REPORTS FISCAL 2007 FIRST QUARTER, 6/5/07                       page 2



On April 30, 2007, REX Stores through wholly-owned subsidiaries, completed the sale of 86 of its current and former store locations for $74.5 million in cash, before selling expenses. Concurrent with the closing of the sale, the Sellers entered into leases to leaseback 40 of the properties from the Purchaser. REX realized a total gain of approximately $14.8 million from this transaction, of which approximately $11.6 million was deferred in accordance with sale and leaseback accounting. In addition, REX recognized pre-tax gains of approximately $2.2 million and approximately $1.0 million classified as discontinued operations and continuing operations, respectively.

The Company paid off $16.1 million in mortgage debt and prepayment penalties related to the properties sold and plans to use the balance of the sale proceeds to fund its alternative energy projects, stock buybacks and for other general corporate purposes. As of April 30, 2007 REX had cash and cash equivalents of $105.4 million compared with cash and cash equivalents of $43.0 million at January 31, 2007.

The Company also announced that its Board of Directors has expanded a previous share repurchase authorization to 1,000,000 shares. Purchases will be made from time to time in open market or private transactions at prevailing market prices, and all shares purchased will be held in the Company's treasury for possible future use.

On June 1, 2007, REX announced that in conjunction with U.S. BioEnergy Corporation's proposed acquisition of Millennium Ethanol, LLC, REX has entered into an agreement with U.S. BioEnergy Corporation and Millennium Ethanol for the conversion of REX's $14 Million Convertible Secured Promissory Note and Related Purchase Rights into 33.92% of the membership interests in Millennium Ethanol. The aggregate consideration payable by U.S. BioEnergy to Millennium's members in the transaction is approximately $135 million and is payable in US BioEnergy common stock, cash, or any combination thereof at US BioEnergy's election, subject to certain limitations. Based on the transaction details announced by US BioEnergy Corporation and the May 31, 2007 closing price of US BioEnergy Corporation common shares, REX would receive approximately 3.3 million shares of US BioEnergy Corporation.

The Company will host a conference call and webcast today at 11:00 a.m. EDT, which are open to the general public. The conference call dial-in number is 415/537-1802; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company's website, www.rextv.com, or at www.earnings.com; please allow 15 minutes to register, download and install any necessary software.

Following its completion, a telephonic replay of the call can be accessed through 1:00 p.m. EDT on June 12, 2007 by dialing 800/633-8284 or 402/977-9140
(international callers). The access code for the audio replay is 21340013. Alternatively, a replay will be available on the Internet for 30 days at www.rextv.com or www.earnings.com.


                                     -more-

REX REPORTS FISCAL 2007 FIRST QUARTER, 6/5/07                       page 3



Over the past eight years, REX has been active in several synthetic fuel investments and in addition to Millennium, REX has agreements to participate in four ethanol entities. REX Stores Corporation is also a specialty retailer of consumer electronic products and appliances. As of April 30, 2007, the Company operated 164 retail stores in 35 states under the trade name "REX."

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company's filings with the Securities and Exchange Commission and among other things: risks and uncertainties relating to the proposed acquisition of REX Stores' interest in Millennium Ethanol, LLC by U.S. BioEnergy Corporation including, but not limited to the satisfaction of conditions to closing; including receipt of member, regulatory and other consents and approvals; delays in consummating the proposed transaction; uncertainty of the financial performance of U.S. BioEnergy Corporation following completion of the proposed transaction; fluctuations in the market prices and trading volumes of U.S. BioEnergy Corporation common stock; the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, changes in real estate market conditions, new regulatory restrictions or tax law changes relating to the Company's synthetic fuel investments, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in a synthetic fuel investment, the potential for Section 29/45K tax credits to phase out based on the price of crude oil adjusted for inflation, and the uncertain amount of synthetic fuel production and resulting income received from time to time from the Company's synthetic fuel investments. As it relates to ethanol investments, risks and uncertainties include among other things: the uncertainty of constructing plants on time and on budget, the price volatility of corn, dried distiller grains, ethanol, gasoline and natural gas, and the ability to remain in compliance with related debt covenants.


                                 -tables follow-

REX REPORTS FISCAL 2007 FIRST QUARTER, 6/5/07                       page 4



                     REX STORES CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                    UNAUDITED

                                                                                                   Three Months Ended
                                                                                                         April 30,
                                                                                                   2007          2006
                                                                                                   ----          ----
                                                                                      (In Thousands, Except Per Share Amounts)
NET SALES AND REVENUE                                                                          $ 57,933      $ 66,049
   Cost of sales (Excluding depreciation)                                                        40,365        47,774
                                                                                               --------      --------
   Gross profit                                                                                  17,568        18,275
   Selling, general and administrative expenses                                                 (16,907)      (18,310)
INTEREST INCOME                                                                                   1,293           292
INTEREST EXPENSE                                                                                   (165)         (401)
LOSS ON EARLY TERMINATION OF DEBT                                                                  (651)           --
GAINS ON SALE OF REAL ESTATE, NET                                                                   984            --
EQUITY IN INCOME OF UNCONSOLIDATED
  ETHANOL AFFILIATES                                                                              1,110            --
INCOME FROM SYNTHETIC FUEL INVESTMENTS                                                            6,733         2,062
                                                                                               --------      --------

Income from continuing operations before provision for income
  taxes, minority interest and discontinued operations                                            9,965         1,918

PROVISION FOR INCOME TAXES                                                                        3,846           743
MINORITY INTEREST                                                                                   (95)           --
                                                                                               --------      --------
Income from continuing operations                                                                 6,024         1,175
(Loss) income from discontinued operations, net of tax                                             (758)          314
Gains on disposal of discontinued operations, net of tax                                          2,268            --
                                                                                               --------      --------

NET INCOME                                                                                     $  7,534      $  1,489
                                                                                               ========      ========

WEIGHTED AVERAGE SHARES
OUTSTANDING - BASIC                                                                              10,468        10,145
                                                                                               ========      ========

Basic income per share from continuing operations                                              $   0.57      $   0.12
Basic (loss) income per share from discontinued operations                                        (0.07)         0.03
Basic income per share on disposal of discontinued operations                                      0.22            --
                                                                                               --------      --------

BASIC NET INCOME PER SHARE                                                                     $   0.72      $   0.15
                                                                                               ========      ========

WEIGHTED AVERAGE SHARES
OUTSTANDING - DILUTED                                                                            11,799        11,543
                                                                                               ========      ========

Diluted income per share from continuing operations                                            $   0.51      $   0.10
Diluted (loss) income per share from discontinued operations                                      (0.06)         0.03
Diluted income per share on disposal of discontinued operations                                    0.19            --
                                                                                               --------      --------

DILUTED NET INCOME PER SHARE                                                                   $   0.64      $   0.13
                                                                                               ========      ========


                            - balance sheet follows -

REX REPORTS FISCAL 2007 FIRST QUARTER, 6/5/07                             page 5



                     REX STORES CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                    UNAUDITED

                                                                            April 30,     January 31,     April 30,
                                                                              2007           2007           2006
                                                                              ----           ----           ----
ASSETS                                                                                  (In Thousands)
CURRENT ASSETS:
   Cash and cash equivalents                                               $ 105,355      $  43,008      $  15,081
   Accounts receivable, net                                                    3,439          1,975          3,642
   Synthetic fuel receivable                                                   5,485          8,838          3,021
   Merchandise inventory                                                      90,427         70,078        108,516
   Prepaid expenses and other                                                  1,428          2,915          1,955
   Future income tax benefits                                                  7,288          9,192          9,339
                                                                           ---------      ---------      ---------
     Total current assets                                                    213,422        136,006        141,554

PROPERTY AND EQUIPMENT, NET                                                   74,426        122,769        123,639
ASSETS HELD FOR SALE, NET                                                      1,676          2,009          2,148
OTHER ASSETS                                                                   3,631          8,752            735
GOODWILL                                                                       1,322          1,322             --
FUTURE INCOME TAX BENEFITS                                                    26,290         26,245         29,671
INVESTMENTS                                                                   41,936         35,699             --
RESTRICTED INVESTMENTS                                                         2,425          2,406          2,337
                                                                           ---------      ---------      ---------
   Total assets                                                            $ 365,128      $ 335,208      $ 300,084
                                                                           =========      =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current portion of long-term debt                                       $   2,013      $   2,678      $   2,432
   Current portion of deferred income - extended warranties                   11,092         11,372         10,658
   Current portion of deferred gain on sale and leaseback                      5,420            101             --
   Accounts payable, trade                                                    45,461         23,254         25,340
   Other current liabilities                                                   8,606         10,510         10,415
                                                                           ---------      ---------      ---------
     Total current liabilities                                                72,592         47,915         48,845
                                                                           ---------      ---------      ---------

LONG-TERM LIABILITIES:
   Long-term mortgage debt                                                    20,627         31,236         20,701
   Deferred income - extended warranties                                      12,947         13,321         12,308
   Deferred gain on sale and leaseback                                         6,748            504             --
   Other                                                                         940             --             --
                                                                           ---------      ---------      ---------
     Total long-term liabilities                                              41,262         45,061         33,009
                                                                           ---------      ---------      ---------

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                  11,619         11,443             --
SHAREHOLDERS' EQUITY:
   Common stock                                                                  295            295            295
   Paid-in capital                                                           140,264        139,337        137,400
   Retained earnings                                                         259,496        252,249        242,387
   Treasury stock                                                           (160,400)      (161,092)      (161,852)
                                                                           ---------      ---------      ---------
   Total shareholders' equity                                                239,655        230,789        218,230
                                                                           ---------      ---------      ---------

     Total liabilities and shareholders' equity                            $ 365,128      $ 335,208      $ 300,084
                                                                           =========      =========      =========


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